Exhibit 3.2

BY-LAWS
OF
OMNICOM GROUP INC.
A NEW YORK CORPORATION

(AS AMENDED AND RESTATED MAY 22, 2012)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.       Place of Meetings. All meetings of the shareholders of the Corporation will be held at such places, within or outside of the State of New York, as may be fixed from time to time by the Board of Directors.

Section 2.       Annual Meeting. Commencing in the year 1988, the annual meeting of shareholders will be held on such date and at such time as may be fixed by the Board of Directors. At each annual meeting of shareholders the shareholders will elect directors and transact such other business as may properly be brought before the meeting. No shareholder shall have any right to bring a matter before the shareholders for a vote at the annual meeting of shareholders, unless such shareholder shall have given the Secretary of the Corporation written notice of his intention to do so not less than 60 days prior to the date set for the annual meeting. Such notice shall include the name and address of the shareholder proposing to bring such matter before such meeting, identify the matter proposed to be brought before the meeting and disclose the shareholder’s interest in the proposed matter. No shareholder shall have any right to propose or nominate a nominee for election to the Board of Directors of the Corporation, unless such shareholder shall have given the Secretary of the Corporation written notice of his intention to do so not less than 60 days before the date set for the annual meeting. Such notice shall include as to each nominee and such shareholder (i) the information as to such nominee and shareholder that would be required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission if such shareholder were to solicit proxies from all shareholders of the Corporation for the election of such nominee as a director and such solicitation were one to which Rules 14a-3 to 14a-12 under the Securities Exchange Act of 1934, as amended, apply and (ii) the information as to such nominee and shareholder specified in Schedule 14B under the proxy rules of the Securities and Exchange Commission. If, at any such meeting, a shareholder gives notice of intention to propose that action be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law of New York (relating to the procedure to enforce a shareholder’s right to receive payment for his shares) to receive payment for their shares, such notice shall include a statement to that effect.

Section 3.       Notice of Annual Meeting. Written notice of each annual meeting of shareholders stating the place, date and hour of the meeting, will be given in the manner set forth in Article IV of these By-Laws not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at the meeting.

Section 4.       Special Meetings.

(a) Special meetings of shareholders may be called at any time for any purpose or purposes, by the Board of Directors or the President, and shall be called by the President or the Secretary upon the written request of a majority of the Board of Directors. A special meeting of shareholders shall be called by the Secretary upon the written request of the record holders of at least twenty-five percent (25%) of the combined voting power of the outstanding capital stock of the Corporation (the “Requisite Percent”), subject to Subsection (b) of this Section 4 (a “Shareholder

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Requested Special Meeting”). A request shall state the purpose or purposes of the proposed meeting.

(b) In order for a Shareholder Requested Special Meeting to be called, one or more requests for a special meeting (each, a “Shareholder Special Meeting Request,” and collectively, the “Shareholder Special Meeting Requests”) must be signed by the Requisite Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary. The Shareholder Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Each Shareholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted upon at such meeting, (ii) bear the date of signature of each such shareholder (or duly authorized agent) signing the Shareholder Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each shareholder signing such request (or on whose behalf the Shareholder Special Meeting Request is signed), (B) the class, if applicable, and the number of shares of capital stock of the Corporation that are owned of record and beneficially by each such shareholder and (C) include documentary evidence of such shareholder’s record and beneficial ownership of such stock and (iv) set forth all information relating to each such shareholder as required by Article I, Section 2(i) and (ii) of these By-laws. Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.

(c) The Secretary shall not be required to call a special meeting of shareholders if (i) the Board of Directors calls an annual or special meeting of

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shareholders to be held not later than sixty (60) days after the date on which a valid Shareholder Special Meeting Request or Shareholder Special Meeting Requests have been delivered to the Secretary (the “Delivery Date”), or (ii) the Shareholder Special Meeting Request or Shareholder Special Meeting Requests (A) are received by the Secretary during the period commencing seventy-five (75) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of shareholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law, (D) was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law, or (E) does not comply with the provisions of this Section 4.

(d) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-laws and the New York Business Corporation Law. In the case of a Shareholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Shareholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Article VI, Section 4 of these By-laws. In fixing a date and time for any Shareholder

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Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(e) Business to be transacted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Shareholder Requested Special Meeting shall be limited to the purpose(s) stated in the Shareholder Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any Shareholder Requested Special Meeting.

Section 5.       Notice of Special Meeting. Notice of each special meeting of shareholders will be given in the manner set forth in Article IV of these By-Laws not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at the meeting. Each notice will state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called and indicate by whom it is being called.

Section 6.       Quorum. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of shareholders will be necessary, and will constitute a quorum, for the transaction of business at that meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from

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time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article IV to each stockholder entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 7.       Qualification of Voters. The only persons entitled to notice of or to vote at any meeting of shareholders will be the persons shown as shareholders of the Corporation on the stock records of the Corporation on the record date fixed by the Board of Directors, or, in the absence of a record date, at the close of business on the date the notice of the meeting is given.

Section 8.       Voting. At any meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except with respect to the election of directors and as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, all matters will be determined by the vote of the holders of a majority of the shares voting on it.

Except as otherwise provided by these By-Laws, a nominee for director shall be elected by a majority of the votes cast in person or by proxy with respect to such nominee’s election at any meeting that includes the election of directors at which a quorum is present. For purposes of this Section, a majority of the votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election.

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Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast in person or by proxy at any meeting that includes the election of directors at which a quorum is present if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), provided that with respect to any nominee proposed or nominated by a shareholder, the Secretary of the Corporation shall have received proper notice under Section 2 of this Article. For purposes of this Section, if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or “withhold,” shall be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to any election of directors.

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. If an incumbent director fails to receive a majority of votes cast in an election that is not a Contested Election, the Governance Committee shall recommend to the Board of Directors whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Governance Committee’s recommendation, and within 90 days after the date of certification of the election results, the Board shall disclose its decision and rationale regarding whether to accept the

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resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement. The director whose resignation is under consideration may not participate in any deliberation or vote of the Governance Committee or Board of Directors regarding his or her resignation. Notwithstanding the foregoing, in the event that no nominee for director receives a majority of the votes cast in an election that is not a Contested Election, the members of the Governance Committee shall make a final determination as to whether the Board shall accept any or all resignations, including their own. The Governance Committee and the Board may consider any factors and other information they deem appropriate and relevant in deciding whether to accept a director’s resignation.

If an incumbent director fails to receive the required vote for re-election in an election that is not a Contested Election and such director’s resignation is not accepted by the Board, such director will continue to serve until the expiration date of such director’s term in office or until such director’s earlier removal pursuant to Article II, Section 3 of these By-Laws. If such director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill any resulting vacancy pursuant to Article II, Section 4 of these By-Laws.

Section 9.       Action Without a Meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of shareholders is required or permitted in connection with any corporate action, that action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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The shareholder or shareholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to and received by the Secretary at the principal office of the Corporation not less than ninety days before the proposed effective date of such action.

ARTICLE II

BOARD OF DIRECTORS

Section 1.       Function. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Section 2.       Number and Term of Office. The number of directors constituting the entire Board of Directors will be such number, not less than three nor more than twenty, as is determined by resolution of the Board of Directors from time to time, unless all the shares are owned beneficially and of record by less than three shareholders, in which event the number of directors fixed by resolution of the Board may be less than three but not less than the number of shareholders. As used in these By-Laws, “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies. Except as provided in Section 4 of this Article, the directors will be elected at the annual meetings of shareholders. The directors will be divided into classes and elected for terms as provided in the Certificate of Incorporation.

Section 3.       Removal of Directors. Except as otherwise provided by law no director shall be removed prior to the expiration date of his term of office, as such date is defined in the Certificate of Incorporation of the Corporation, except for cause and by the affirmative vote of a

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majority of the entire Board of Directors or of the holders of the percentage of outstanding stock of the Corporation entitled to vote as is set forth in the Certificate of Incorporation of the Corporation. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction to be liable for acts committed in bad faith or the result of active and deliberate dishonesty and such acts were material to the cause of action so adjudicated, or acts in which he personally gained a financial profit or other advantage to which he was not legally entitled, or has been adjudicated mentally incompetent by a court of competent jurisdiction.

Section 4.       Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists. Each director so elected will hold office until the next annual meeting of shareholders. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board also may be filled by the shareholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected will hold office for the term provided in the Certificate of Incorporation.

Section 5.       Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary of the Corporation. A resignation will take effect at the time specified in the notice or, if no time is specified, at the time the notice is given, and the acceptance of a resignation will not be necessary to make it effective.

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Section 6.       Executive Committee and Other Committees. By the affirmative vote of a majority of the entire Board, the Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of at least three members. The Executive Committee will have all the authority of the Board of Directors except as otherwise provided by Section 712 of the New York Business Corporation Law or other applicable statutes. Any other committees will have such authority as the Board of Directors may provide. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee to replace absent members. Members of all committees will serve at the pleasure of the Board of Directors.

Section 7.       Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 8.       Participation by Telephone. Any director may participate in a meeting of the Board of Directors or a committee by conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by that means will constitute presence in person at the meeting.

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ARTICLE III

MEETINGS OF DIRECTORS

Section 1.       First Meeting. The first meeting of each newly elected Board of Directors will be held immediately following each annual meeting of shareholders. If the meeting is held at the place of the meeting of shareholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

Section 2.       Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such places and at such times as may from time to time be designated by the Board of Directors. If any day fixed for a regular meeting is a legal holiday at the place where the meeting is to be held, the meeting will be held at that place at the same hour on the next day which is not a legal holiday.

Section 3.       Special Meetings; Notice. Special meetings of the Board of Directors will be held whenever called by the President, or by the Secretary at the written request of any two directors. Notice of each special meeting, stating the time and place of the meeting, shall be given in the manner set forth in Article IV of these By-Laws not less than forty-eight hours before the time the meeting is to be held. A notice need not specify the purpose of any meeting of the Board of Directors, unless otherwise provided by these By-Laws.

Section 4.       Place of Meeting. The Board of Directors may hold its meetings and keep the books and records of its proceedings at such place or places within or outside of the State of New York as the Board may from time to time determine.

Section 5.       Quorum; Action by the Board. A majority of the entire board will constitute a quorum for the transaction of business. Except as otherwise provided by these By-Laws, or required by law, the affirmative vote of a majority of the directors present at any

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meeting at which a quorum is present will be required for the taking of an action by the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present, without notice of the adjourned meeting other than announcement at the meeting.

ARTICLE IV

NOTICES

Section 1.       Notice to a Shareholder. Any notice to a shareholder must be in writing and given personally, by telephone or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at the address which appears on the Corporation’s shareholder records or, if the shareholder filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then addressed to him at that other address.

Section 2.       Notice to a Director. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telegram, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone or facsimile transmission, or three business days after having been deposited in the United States mails or with the communications company through which it is given, directed to the director at his business address or at such other address as the director may have designated to the Secretary of the Corporation as the address to which notices should be sent.

Section 3.       Waiver of Notice. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance by a

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shareholder at a meeting in person or by proxy or attendance by a director at a meeting will be deemed a waiver of notice. A waiver of notice need not specify the purposes of the meeting.

ARTICLE V

OFFICERS

Section 1.       Number. The officers of the Corporation will be a President, a Chief Financial Officer, a Secretary, and a Comptroller, and the Board of Directors may also elect a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (some of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Treasurer, one or more Assistant Secretaries, Assistant Comptrollers or Assistant Treasurers and such other officers as it may from time to time deem advisable. Any two or more offices, except the offices of President and Secretary, may be held by the same person. No officers need be a director of the Corporation.

Section 2.       Election and Term of Office. Each officer will be elected by the Board of Directors and will hold office for such term, if any, as the Board of Directors may determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

Section 3.       Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. A resignation will take effect at the time specified in the notice or, if no time is specified, at the time the notice is given. Acceptance of a resignation will not be necessary to make it effective.

Section 4.       Powers and Duties. The President will be the Chief Executive Officer of the Corporation. The other officers will have the powers, responsibilities and duties which are

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customary with regard to the respective offices which they hold, as well as any other powers, responsibilities and duties, and subject to any limitations, which the Board of Directors may specify from time to time.

Section 5.       Compensation. The Board of Directors will fix the compensation of the chief executive officer, and subject to the discretion of the Board of Directors, the chief executive officer shall have the right to fix the compensation of all other officers and all employees of the Corporation.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1.       Certificates. The shares of stock of the Corporation will be represented by certificates, in such form as the Board of Directors may from time to time prescribe, except that the Board of Directors may provide that some or all of any class or series of shares will be uncertificated shares. No decision to have uncertificated shares will apply to shares represented by a certificate until that certificate has been surrendered to the Corporation.

Section 2.       Signatures on Certificates. Each certificate will be signed by the President or a Vice President and the Secretary, the Comptroller or the Treasurer or an Assistant Secretary, Assistant Comptroller or Assistant Treasurer and will be sealed with the seal of the Corporation. If certificates are countersigned by a transfer agent and registered by a registrar, the signatures of the officers and the seal of the Corporation may be in facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to hold that office before the certificate is issued, it may nonetheless be issued by the Corporation with the same effect as if he held the office at the date of issue.

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Section 3.       Lost or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate issued by the Corporation which is alleged to have been lost or destroyed. The Board of Directors may prescribe any conditions precedent to the issuance of the new certificate which it deems appropriate and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost or destroyed certificate or because of the issuance of the new certificate.

Section 4.       Record Date. The Board of Directors may fix in advance a date as the record date for determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. A record date, will be not less than ten nor more than fifty days before the date of the meeting to which it relates, nor more than fifty days before any other action. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders which has been made as provided in this Section will apply to any adjournment of that meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5.       Ownership. The Corporation will be entitled to treat a person registered on its books as the owner of shares as the owner of those share for all purposes, including the right to receive dividends, to vote, or to exercise any other rights or privileges of an owner with regard to those shares.

Section 6.       Rules and Regulations. The Board of Directors may make such rules and regulations as it deems appropriate concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

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ARTICLE VII

CORPORATE SEAL

The Board of Directors will provide a suitable seal containing the name of the Corporation. The seal will be in the charge of the Secretary. A duplicate seal may be kept and used.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation will end at the close of business on the thirty-first day of December in each year.

ARTICLE IX

INDEMNIFICATION

Section 1.       Indemnification — Third Party and Derivative Actions.

(a)                The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation in any capacity, against judgments, fines, amounts paid in settlement and

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reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action or proceedings or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

(b)               The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that any such person did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 2.       Other Indemnification. The Corporation may, to the fullest extent permitted by law, indemnify or advance the expenses of any other person including agents and employees to whom the Corporation is permitted by law to provide indemnification or advancement of expenses.

Section 3.       Payment of Expenses in Advance. To the fullest extent permitted by the New York Business Corporation Law, the Corporation will advance to any person who may be entitled to indemnification under Sections 1 or 2 sums with which to pay expenses incurred by that person in defending against the claims, actions or proceedings for which such person may become entitled to indemnification, upon receipt of an undertaking by or on behalf of such

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person to repay the sums which are advanced if it is ultimately determined that such person is not entitled to indemnification under Sections 1 or 2 to the extent the sums which are advanced exceed the indemnification to which such person is entitled.

Section 4.       Enforcement; Defenses. The right to indemnification or advancement of expenses granted by this Article shall be enforceable by the person in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 3 of this Article where the required undertaking has been received by the Corporation) that the claimant has conducted himself or herself in a manner which would preclude the Corporation from indemnifying him or her pursuant to Sections 1 or 2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that indemnification of the claimant is not proper in the circumstances shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

Section 5.       Survival; Savings Clause; Preservation of Other Rights.

(a)                The foregoing indemnification provisions shall be deemed to be a contract

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between the Corporation and each person who serves in such capacity at any time while these provisions are in effect, and any repeal or modification of the New York Business Corporation Law shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, except as provided by law. Such a contract right may not be modified retroactively without the consent of such person, except as provided by law.

(b)               If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

(c)                The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation is hereby authorized to provide further indemnification if it deems advisable by resolution of shareholders or directors, by amendment of these by-laws or by agreement.

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Section 6.       New York Business Corporation Law. All references to the New York Business Corporation Law in this Article IX shall mean such Law as it may from time to time be amended.

Section 7.       Insurance. The Corporation may purchase and maintain insurance to indemnify officers, directors and others against costs or liabilities incurred by them in connection with the performance of their duties and any activities undertaken by them for, or at the request of, the Corporation, to the fullest extent permitted by the New York Business Corporation Law.

ARTICLE X

SECURITY

The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE XI

AMENDMENTS

Any By-Law, including this Article XI, may be amended or repealed, in whole or in part, and new by-laws may be adopted, only (i) by the affirmative vote of the holders of a majority of the votes cast for such action, or (ii) by the affirmative vote of a majority of the entire Board of Directors.

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